EXHIBIT D
                             EnerShop, Inc.
                             Balance Sheet
                          At December 31, 1997
                               Unaudited
                                (000's)


                         ASSETS
---------------------------------------------------------
Current Assets:
             Accounts Receivable                                  $  843
             Prepaid Assets                                           18
             Federal Income Tax Benefit                              438
             Other Assets                                            733
                                                             ------------
             Total Current Assets                                  2,032
                                                             ------------

Work In Progress                                                   1,499

Plant, Property & Equipment:
             Furniture & Fixtures                                    875
             Accumulated Depreciation / Amortization                (65)
                                                             ------------
             Net Plant, Property & Equipment                         810
                                                             ------------

Other Assets:
             Prepaid Benefits                                         37
             Other Non-Current Assets                                  0
                                                             ------------
             Total Other Assets:                                      37
                                                             ------------

TOTAL ASSETS                                                      $4,378
                                                             ============

                  LIABILITIES & EQUITY
---------------------------------------------------------
Current Liabilities:
             Accounts Payable - Non-Affiliated                    $  887
             Accounts Payable - Affiliated                           199
                                                             ------------
             Total Current Liabilities
                                                                   1,086
                                                             ------------

Notes Payable - Affiliated
                                                                   7,458

Notes Payable - Other                                                173

                                                             ------------
             Total Liabilities                                     8,717
                                                             ------------

Equity:
             Common Stock and Additional Paid in Capital               1
             Retained Earnings                                    (4,340)
                                                             ------------
             Total Equity                                         (4,339)
                                                             ------------

TOTAL LIABILITIES & EQUITY                                        $4,378
                                                             ============